--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             COMPTEK RESEARCH, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          [COMPTEK RESEARCH INC. LOGO]

                                                                   July 12, 1999

Dear Fellow Shareholder:

     The Annual Meeting of Comptek Research, Inc., to be held August 13, 1999, at University at Buffalo, Amherst Campus, Center for the Arts, Room 112, Buffalo, New York 14260, will present an opportunity for you to meet Comptek's management team and to become more acquainted with the business activities of your company. Your attendance will, as well, give us an opportunity to meet with you, and to hear your views and concerns. We hope that you will be able to attend.

     The formal portion of the Annual Meeting will begin promptly at 10:00 a.m. Between 9:30 a.m. and 10:00 a.m., a complimentary continental breakfast will be available. We will also have some of our products displayed for viewing before and after the meeting.

     So that we can make appropriate arrangements, please let us know that you are coming by checking the appropriate box at the top of your proxy vote card, or calling 716-677-4070, Ext. 517. If you require directions to the Center for the Arts, please call the above number and we will be happy to assist you.

     I look forward to seeing you.

                                            Sincerely,
                                            /s/ John J. Sciuto
                                            John J. Sciuto
                                            Chairman, President, and
                                            Chief Executive Officer

                          [COMPTEK RESEARCH INC. LOGO]

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 13, 1999

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Comptek Research, Inc. (the "Company") will be held at the University at Buffalo, Amherst Campus, Center for the Arts, Room 112, Buffalo, New York 14260, on Friday, August 13, 1999, at 10:00 a.m., local time, for the following purposes:

     1. To elect four Class I directors for a term of two years and until their successors shall have been elected and qualified.

     2. To consider and act upon an amendment of the Company's Certificate of Incorporation to increase the authorized shares of common stock from 10 million to 20 million.

     3. To consider and act upon the adoption of the 1999 Employee Stock Purchase Plan.

     4. To consider and act upon the amendment of the 1994 Stock Option Plan for Non-Employee Directors.

     5. To ratify the selection by the Board of Directors of KPMG LLP as the Company's independent auditors for the current fiscal year.

     6. To transact such other business as may properly come before the meeting.

     The close of business on June 16, 1999, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                            By order of the Board of Directors,
                                            /s/ Christopher A. Head
                                            CHRISTOPHER A. HEAD,
                                            Secretary

July 12, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                          [COMPTEK RESEARCH INC. LOGO]

                               2732 TRANSIT ROAD
                            BUFFALO, NEW YORK 14224
                                 (716) 677-4070

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                AUGUST 13, 1999

                        -------------------------------

                                    GENERAL

     This Proxy Statement and accompanying form of proxy have been mailed on or about July 12, 1999, to the shareholders of record on June 16, 1999, of COMPTEK RESEARCH, INC., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, August 13, 1999 (the "Annual Meeting"), and at any adjournment or adjournments thereof.

     Shares represented by an effective proxy in the accompanying form, unless contrary instructions are specified in the proxy, will be voted FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time before it is voted. A shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation, or by attending and voting at the Annual Meeting. Revocation is effective only upon receipt of notice by the Secretary.

     The Company will bear the cost of soliciting proxies by the Board of Directors. The Board of Directors may use the services of the Company's executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company will request brokers, nominees and others to forward proxy materials to their principals and to obtain authority to execute proxies. The Company will reimburse such brokers, nominees and others for their reasonable out-of-pocket and clerical expenses incurred by them in so doing.

     The securities entitled to vote at the Annual Meeting are shares of common stock, par value $.02 per share, of the Company. Each share is entitled to one vote. The close of business on June 16, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At that date, 5,086,223 shares of common stock were outstanding. The Company's by-laws require that a majority of the outstanding shares be present or represented in order to establish a quorum for the holding of the Annual Meeting.

     With respect to the election of each director, a shareholder may either vote "for" a nominee named herein or "withhold authority" to vote for such nominee. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of a nominee. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors. Accordingly, withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.

     A shareholder may withhold authority to vote (not voting) or vote "for," vote "against," or "abstain" from voting on each of the following proposals:

     1. Amendment of the Company's Certificate of Incorporation.

     2. Adoption of 1999 Employee Stock Purchase Plan.

     3. Amendment of the 1994 Stock Option Plan for Non-Employee Directors.

     Broker non-votes and abstentions will be counted as being present or represented at the meeting for purposes of establishing a quorum.

     The proposed amendment of the Certificate of Incorporation requires a vote "for" the amendment by a majority of the shares outstanding and entitled to vote at the Annual Meeting. Therefore, withholding of authority to vote, a broker non-vote, and a vote to "abstain" are the equivalent of a vote "against" the proposed amendment of the Certificate of Incorporation.

     The proposed adoption of the 1999 Employee Stock Purchase Plan and the proposed amendment of the 1994 Stock Purchase Plan for Non-Employee Directors each require a vote "for" their respective adoption by a majority of the votes casts thereon. Therefore, withholding of authority to vote, a broker non-vote, and a vote to "abstain" will have no effect on the outcome on such proposals.

                             PRINCIPAL SHAREHOLDERS

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of June 16, 1999, with respect to the beneficial ownership of the Company's common stock by all persons or groups (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of its outstanding common stock (the only class of stock outstanding). The table includes persons having the right to acquire beneficial ownership of the Company's common stock through the conversion of outstanding debentures.

                                                                 AMOUNT AND
                                                                  NATURE OF
                                                                 BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)      PERCENT
            ------------------------------------              -----------------   -------
James D. Morgan.............................................      327,838(2)        6.4%
  2732 Transit Road
  Buffalo, NY 14224
J. Carlo Cannell............................................      360,900(3)        7.1%
  D/B/A Cannell Capital Management
  600 California Street
  Floor 14
  San Francisco, CA 94108
Fleet Financial Group, Inc..................................      351,400(4)        6.9%
  One Federal Street
  Boston, MA 02110
Warburg Pincus Emerging Growth Fund.........................      736,842(5)       12.7%
  466 Lexington Avenue
  New York, NY 10017

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 5,086,223 shares outstanding, plus, as appropriate, shares subject to options or subject to debenture conversion and deemed outstanding pursuant to Rule 13d-3(d)(1).

(2) Amount indicated includes options to purchase 6,900 shares which are exercisable within 60 days of June 16, 1999.

(3) Shared voting and dispositive power for all shares listed.

(4) Sole voting power for 268,600 shares and sole dispositive power for all shares listed.

(5) Amount indicated represents shares of common stock issuable upon the conversion of debentures to common stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of common shares of the Company as of June 16, 1999, by each director and nominee, each executive officer who is named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)      PERCENT
                  ------------------------                    -----------------   -------
Joseph A. Alutto............................................         24,100(2)        *
Laura L. Benedetti..........................................         19,651(3)        *
John R. Cummings............................................        204,000(4)      4.0%
G. Wayne Hawk...............................................        216,138(5)      4.2%
Christopher A. Head.........................................         74,969(6)      1.5%
Patrick J. Martin...........................................         14,000(7)        *
Wayne E. Meyer..............................................              0           *
James D. Morgan.............................................        327,838(8)      6.4%
Lawrence M. Schadegg........................................         41,889           *
John J. Sciuto..............................................        156,387(9)      3.0%
Henry P. Semmelhack.........................................        224,786(2)      4.4%
All executive officers and directors as a group
  (13 persons)..............................................      1,303,211(10)    24.4%

---------------

* less than 1%

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 5,086,223 shares outstanding, plus, as appropriate, shares subject to options and deemed outstanding pursuant to Rule 13d-3(d)(1).

 (2) Amount indicated includes options to purchase 19,000 shares which are exercisable within 60 days of June 16, 1999.

 (3) Amount indicated includes options to purchase 18,266 shares which are exercisable within 60 days of June 16, 1999.

 (4) Amount indicated includes 40,000 shares held by Dr. Cummings's wife, Barbara Cummings. Also included are options to purchase 17,000 shares which are exercisable within 60 days of June 16, 1999.

 (5) Amount indicated includes options to purchase 19,000 shares which are exercisable within 60 days of June 16, 1999. Also included are 500 shares owned by Mr. Hawk's wife, Charline Hawk. Mr. Hawk disclaims any beneficial ownership of the shares held by his wife.

 (6) Amount indicated includes options to purchase 62,548 shares which are exercisable within 60 days of June 16, 1999.

 (7) Amount indicated includes options to purchase 14,000 shares which are exercisable within 60 days of June 16, 1999.

 (8) Amount indicated includes options to purchase 6,900 shares which are exercisable within 60 days of June 16, 1999.

 (9) Amount indicated includes options to purchase 93,074 shares which are exercisable within 60 days of June 16, 1999.

(10) Amount indicated includes options to purchase 268,788 shares which are exercisable within 60 days of June 16, 1999.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

TERM OF OFFICE

     The Company's current Board of Directors is divided into two classes serving staggered two-year terms. Four directorships are designated Class I and four directorships are designated Class II. The current Class II directors were elected at the 1998 Annual Meeting. Nominees for Class I directors are for a two-year term expiring at the 2001 Annual Meeting.

NOMINEES FOR DIRECTOR

     Each nominee has consented to be named as a nominee and to serve if elected. No circumstances are presently known which would render any of the nominees named herein unavailable for election. In the event, however, that a nominee becomes unavailable for election, it is expected that the proxies will be voted for a substitute nominee recommended by the Board of Directors, unless the Board reduces the number of directors to be elected.

     The Class I nominees (Messrs. Sciuto, Morgan, Semmelhack, and Meyer) are currently serving as directors of the Company. Directors Sciuto, Morgan and Semmelhack were previously elected by the shareholders at the 1997 Annual Meeting. Director Meyer was appointed to the Board of Directors in September 1998 by the unanimous vote of the other directors.

     The principal occupation for the last five years of each nominee for election as director and each of the continuing directors is listed below. Unless otherwise indicated, the information with respect to the nominees and continuing directors is as of June 16, 1999. None of the nominees nor any continuing director is related to an executive officer or to any other director.

                   NOMINEE FOR ELECTION AS CLASS I DIRECTORS

                             TERM EXPIRING IN 2001

John J. Sciuto
    Age 56
    Director since 1996
                            Mr. Sciuto was appointed President and Chief
                            Executive Officer of Comptek Research, Inc. on April 1, 1996. Effective April 1, 1997, he was elected to the additional position of Chairman of the Board. Mr. Sciuto has been President and Chief Executive Officer of Comptek Federal Systems, Inc., the Company's principal operating subsidiary, since its incorporation in 1992. Prior to that, Mr. Sciuto was President of the Federal Systems Division of Comptek Research, Inc.

James D. Morgan
    Age 62
    Director since 1968
                            Mr. Morgan is Vice President and Chief Scientist and also a founder of the Company. He was a Vice President for Barrister Information Systems Corporation (law office automation products and services) from April 1982 to April 1990 and is currently serving on Barrister's Board of Directors.

Henry P. Semmelhack
    Age 62
    Director since 1968
                            Mr. Semmelhack has been President, Chief Executive Officer and Chairman of the Board of Barrister Information Systems Corporation (law office automation products and services) since 1982. A founder of the Company, he served as its Chief Executive Officer until May 1983. Mr. Semmelhack is a director of Merchants Group, Inc. (insurance company).

Wayne E. Meyer
    Age 73
    Director since 1998
                            Rear Admiral Wayne E. Meyer entered the private sector in 1985 as a consultant, speaker and writer an presently provides technical expertise to a variety of commercial and government clients. He retired from the Navy in 1985 after 42 years of active naval service. He is currently President of the Wayne E. Meyer Corporation. Rear Admiral Meyer is the Chairman of Mikros Corporation (developer of digital radio technology).

                         CONTINUING CLASS II DIRECTORS

                             TERM EXPIRING IN 2000

Joseph A. Alutto
    Age 58
    Director since 1987
                            Dr. Alutto was appointed Dean of the Fisher College of Business at The Ohio State University in March 1991. Dr. Alutto served as Dean of the School of Management at the State University of New York at Buffalo from 1977 to 1990. He also serves on the Board of Directors of United Retail Group, Inc. (specialty retailer of women's apparel).

John R. Cummings
    Age 66
    Director since 1968
                            Dr. Cummings is retired. He was Chairman of the Board from September 1990 until March 31, 1997. He served as President and CEO from October 1991 until March 31, 1996. He previously was a Vice President and Chief Scientist of the Company since its formation, and is a founder of the Company.

G. Wayne Hawk
    Age 71
    Director since 1977
                            Mr. Hawk is retired. He was Chairman and Chief Executive Officer of Acme Electric Corporation from August 1992 until his retirement in October 1993. He was President and Chief Executive Officer from August 1991 to August 1992. Prior thereto, he served as President and Chief Operating Officer since April 1991, and President and Chief Executive Officer from January 1987 to April 1991.

Patrick J. Martin
    Age 58
    Director since 1993
                            Dr. Martin is Corporate Senior Vice President and President, Developing Markets Operations for Xerox Corporation. From 1996 to 1998 he was President, Americas Customer Operations. Dr. Martin was President of the Office Products Division of Xerox Corporation from 1993 to 1996. From 1991 to 1993, Dr. Martin was President and General Manager of Xerox Corporation's Americas Customer Operations. In 1992, Dr. Martin was elected to the additional post of Corporate Vice President. Dr. Martin is a director of Central Vermont Public Service Corporation (electric utility).

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings (including both regular and special meetings) during the fiscal year ended March 31, 1999. During fiscal year 1999, the Company had two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee currently consists of directors Alutto, Cummings, Hawk and Semmelhack. The Audit Committee met twice during the fiscal year ended March 31, 1999. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, and reviewing with such accountants the plan for and results of their auditing engagement.

     The Compensation Committee currently consists of directors Alutto, Martin, Hawk, and Meyer. The Compensation Committee met twice during the fiscal year ended March 31, 1999. The Compensation Committee approves compensation arrangements for senior management and directors, and administers the Company's Equity Incentive Plans.

     The Company does not currently have a Nominating Committee. Nominees for directors of the Company are selected by the full Board of Directors. The Board of Directors will consider nominees recommended by shareholders of the Company. The names and information supporting any such nominee should be sent to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, NY 14224, who will submit them to the Board of Directors.

     During the fiscal year ended March 31, 1999, each of the directors, except Patrick Martin, attended at least 75 percent of the meetings of the Board of Directors and committees of the Board of Directors on which he was appointed. Due to schedule conflicts, Dr. Martin only attended 57 percent of such meetings (4 of 7 meetings) during fiscal year 1999.

                        COMPENSATION AND RELATED MATTERS

COMPENSATION OF DIRECTORS

     Employee-directors receive no additional compensation for service on the Board of Directors or its Committees. For fiscal year 1999, directors who are not employees received an annual retainer of $16,000, payable in quarterly installments of $4,000. In addition, each non-employee director receives a fee of: (i) $1,000 per Board of Directors' meeting attended up to an annual maximum of $6,000; and (ii) $1,000 per Committee meeting attended if held on different day than a board meeting, or $500 per committee meeting attended if held on the same day as a board meeting, up to an annual maximum of $5,000.

     Each non-employee director is automatically granted a non-statutory option to purchase 10,000 shares of the Company's common stock at 100% of fair market value as of the date of the director's election, appointment, or designation as a non-employee director. In addition, each non-employee director, effective five business days after each Annual Meeting, is automatically granted a non-statutory option to purchase 1,000 shares of the Company's common stock at 100% of fair market value as of the date of grant.

     In addition, in order to encourage ownership of the Company by non-employee directors, each non-employee director is automatically granted a non-statutory option to purchase 5,000 shares of the Company's common stock at 100% of fair market value as of the first day of the calendar quarter following such director's first attaining ownership of at least 5,000 shares of the Company's common stock.

     Included on the agenda for the 1999 Annual Meeting is a proposed amendment of the 1994 Stock Option Plan for Non-Employee Directors to, among other things, add 200,000 shares to the plan reserve set aside for option grants to non-employee directors and allow for discretionary grants to such directors. See Proposal No. 4.

EXECUTIVE COMPENSATION

     The following table contains information for the fiscal years ended March 31, 1999, 1998, and 1997, concerning the compensation received by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1999.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                ANNUAL COMPENSATION
                             ---------------------------------------------------

                                                                OTHER ANNUAL
                             FISCAL     SALARY       BONUS      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR        ($)         ($)           ($)
---------------------------  ------     ------       -----      ------------
JOHN J. SCIUTO                1999      247,249     100,000        56,129(2)(4)
Chairman, President,          1998      227,133     100,000        51,438(2)(4)
and CEO                       1997      190,000     100,000        33,997(2)(4)

CHRISTOPHER A. HEAD           1999      148,822      38,000(5)        423(11)
Executive Vice President,     1998      136,551      30,000(5)         --
General Counsel, and          1997      125,008      25,000(5)         --
Secretary

JAMES D. MORGAN               1999      121,127      20,000(5)     16,502(7)
Vice President and Chief      1998      109,750      20,000(5)      3,596(7)
Scientist                     1997      103,210      20,000(5)         --

LAURA L. BENEDETTI            1999       95,398      30,000(5)         --
Vice President, Chief         1998       79,555      20,000(5)         --
Financial Officer and         1997       63,718      15,014(5)         --
Treasurer

LAWRENCE M. SCHADEGG          1999      153,391(9)   27,266           611(7)
President, Comptek PRB        1998          N/A         N/A           N/A
Associates, Inc.              1997          N/A         N/A           N/A

                                            LONG-TERM COMPENSATION
                             ---------------------------------------------------
                                                                           ALL
                             RESTRICTED      SECURITIES                   OTHER
                               STOCK         UNDERLYING      LTIP        COMPEN-
                              AWARD(S)        OPTIONS       PAYOUTS      SATION
NAME AND PRINCIPAL POSITION     ($)             (#)           ($)        ($)(1)
---------------------------  ----------      ----------     -------      -------
JOHN J. SCIUTO                     --              --           --        5,495
Chairman, President,               --              --           --       26,367(6)
and CEO                            --         133,074(8)    17,500(3)     3,762
CHRISTOPHER A. HEAD                --           2,528           --        3,879
Executive Vice President,          --          10,000           --        3,485
General Counsel, and               --          27,040(8)    27,500(3)     4,081
Secretary
JAMES D. MORGAN                    --              --           --        1,463
Vice President and Chief           --              --           --        2,192
Scientist                          --           6,900(8)        --        2,271
LAURA L. BENEDETTI                 --           3,000           --        2,479
Vice President, Chief              --          10,000           --        1,940
Financial Officer and              --          10,600(8)        --          830
Treasurer
LAWRENCE M. SCHADEGG          187,500(10)          --           --       14,028
President, Comptek PRB              -             N/A          N/A          N/A
Associates, Inc.                   --             N/A          N/A          N/A

---------------

 (1) Amounts contributed by the Company or its subsidiaries under retirement savings plans as matching and annual contributions based upon the individual's level of participation in the Plan as described below under "Retirement Savings Plans."

 (2) In connection with the purchase of 62,178 shares of the Company's common stock, Comptek Federal Systems, Inc., a subsidiary of the Company, provided John J. Sciuto low interest loans in the amount of $218,415 in fiscal 1997 and $76,704 in fiscal 1999. The listed amount includes a gross-up of $25,000 in each fiscal year reported representing anticipated federal and state tax liability associated with the portion of Mr. Sciuto's incentive compensation applied to the repayment of the loans. Such gross-up is provided by the Company in consideration of Mr. Sciuto's commitment to apply at least 50% of any bonus earned to the repayment of the loan. Also included is $7,242 for fiscal 1997, $8,359 for fiscal 1998, and $5,649 for fiscal 1999 representing the difference between the interest paid and the amount which would have been paid had the loan carried a market interest rate. Also included is a payout of unused vacation in the amount of $17,539 in fiscal 1998 and $25,368 in fiscal 1999.

 (3) The amount indicated reflects a one-time termination payout under a discontinued long-term incentive plan.

 (4) In connection with the exercise of an incentive stock option to acquire 5,405 shares of common stock, the Company provided John J. Sciuto an interest-free loans in the amounts of $21,278 in 1996 and $22,135 in fiscal 1999 to reimburse him for alternative minimum tax incurred in the transaction in exchange for his agreement to hold the shares acquired for at least two years. The loans were provided pursuant to the terms of the Company's 1992 Equity Incentive Plan. The listed amount represents imputed interest of $112 for fiscal 1999, $540 for fiscal 1998 and $1,755 for fiscal 1997, which would have been paid had the loan carried a market interest rate.

 (5) Twenty-five percent of such annual bonus was paid in stock of the Company at fair market value in lieu of cash.

 (6) This listed amount includes $21,278 representing cancellation of the one of the loans described in note (4) above.

 (7) Payout of unused vacation.

 (8) Includes options which were issued as replacement options at a new lower price in exchange for the surrender of older higher priced options ("repriced options"). Mr. Sciuto received 33,074 repriced options in fiscal 1997; all of the options reported for Mrs. Benedetti and Messrs. Head and Morgan for fiscal 1997 were repriced options. Repriced options were issued at 100% of fair market value at date of grant subject to a new three-year vesting schedule.

 (9) Salary information for Mr. Schadegg is for the eleven month period May 1, 1998 through March 31, 1999, rather than the full fiscal year. Mr. Schadegg first became an executive officer in May 1998, as a result of the Company's acquisition of PRB Associates, Inc.

(10) May 14, 1998, grant of 20,000 restricted shares vesting at the rate of 2,500 shares pre three-month period beginning August 1, 1998 and ending May 1, 2000. The value of these shares as of March 31, 1999, was $162,500.

(11) In connection with the exercise of an incentive stock option to acquire shares of common stock, the Company provided Christopher A. Head an interest-free loan in the amount of $13,650 to reimburse him for alternative minimum tax incurred in the transaction in exchange for his agreement to hold the shares acquired for at least two years. The loan was provided pursuant to the terms of the Company's 1992 Equity Incentive Plan. The listed amount represents imputed interest of $423 for fiscal 1999, which would have been paid had the loan carried a market interest rate.

INCENTIVE COMPENSATION PLAN

     Company officers and certain other key personnel participate in an incentive compensation arrangement based on predetermined corporate and individual goals, including revenue, profit, project completion and contract award levels established at the beginning of each fiscal year.

     The base amount of an individual's incentive compensation potential is established annually. Officers' incentive compensation levels are established by the Compensation Committee of the Board of Directors and are approved by the Board of Directors. Directors, as such, are not eligible to participate in the Plan. Amounts paid to the named Executive Officers are set forth in the Summary Compensation Table.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS (SARS) GRANTS IN FISCAL YEAR 1999

     The following table contains information relating to stock options granted to the named executive officers in fiscal 1999.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE OF ASSUMED
                                                                                       ANNUAL RATES
                                                                                         OF STOCK
                                                                                    PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                         FOR OPTION TERM
                          ------------------------------------------------------------------------------
                                         PERCENT OF
                                       TOTAL OPTIONS/
                           OPTIONS     SAR GRANTED TO   EXERCISE OR
                          GRANTED(1)    EMPLOYEES IN    BASE PRICE    EXPIRATION
            NAME             (#)        FISCAL YEAR      ($/SHARE)       DATE        5%(3)      10%(3)
--------------------------------------------------------------------------------------------------------
    John J. Sciuto           None            --               --              --         --          --
--------------------------------------------------------------------------------------------------------
    Christopher A. Head     2,528(2)        2.3%          $9.375      05/14/2008    $14,905     $37,772
--------------------------------------------------------------------------------------------------------
    James D. Morgan          None            --               --              --         --          --
--------------------------------------------------------------------------------------------------------
    Lawrence M. Schadegg     None            --               --              --         --          --
--------------------------------------------------------------------------------------------------------
    Laura L. Benedetti      3,000(2)        2.6%          $ 8.75      04/01/2008    $16,508     $41,836

---------------

(1) Options to purchase shares of common stock granted under the Company's 1992 Equity Incentive Plan. No SAR's were granted during the last fiscal year.

(2) Options are exercisable starting one year after grant date, with 1/3 of the options becoming exercisable on each successive anniversary date, with full exercisability occurring on the third anniversary date. Such options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) The dollar amounts in these columns were calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors. The closing price of the common stock on the American Stock Exchange on March 31, 1999, was $8.125.

STOCK OPTIONS/SARS EXERCISED IN FISCAL 1999 AND YEAR-END VALUES

     The following table reflects the number of stock options and SARs exercised by the named executive officers in fiscal 1999, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money." In-the-money stock options and SARs are stock options or SARs with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.
            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       # OF SECURITIES
                                                          UNDERLYING
                                                         UNEXERCISED
                                                       OPTIONS/SARS AT     VALUE OF UNEXERCISED,
                                                            FISCAL          IN-THE-MONEY OPTIONS
                                                           YEAR-END        AT FISCAL YEAR END(2)
                            SHARES                    ------------------   ----------------------
                          ACQUIRED ON      VALUE      EXERCIS-   UNEXER-    EXERCIS-     UNEXER-
                           EXERCISE     REALIZED(1)     ABLE     CISABLE      ABLE       CISABLE
            NAME              (#)           ($)         (#)        (#)        ($)          ($)
-------------------------------------------------------------------------------------------------
    John J. Sciuto          18,595        78,480       62,049    71,025      158,873     183,188
-------------------------------------------------------------------------------------------------
    Christopher A. Head      7,000        42,000       53,609    18,209      189,616      39,203
-------------------------------------------------------------------------------------------------
    James D. Morgan             --            --        4,600     2,300       11,500       5,750
-------------------------------------------------------------------------------------------------
    Lawrence M. Schadegg        --            --           --        --           --          --
-------------------------------------------------------------------------------------------------
    Laura L. Benedetti          --            --       10,399    13,201       25,998      25,503

---------------

(1) Based upon the difference between the closing price of the common stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2) Based upon the closing price of the common stock on the American Stock Exchange on March 31, 1999, of $8.125 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Role of the Compensation Committee

     Each year the Compensation Committee, which is comprised entirely of outside directors, evaluates and establishes the compensation arrangements for executive officers, including a review and approval of annual salaries, annual and long-term incentive plan awards, standards of performance for new awards, payouts from past awards, and program participation and design. The Compensation Committee also administers the Company's 1992 Equity Incentive Plan and the Company's 1998 Equity Incentive Stock Plan for all participants. In evaluating compensation for executive officers, the Committee has from time to time retained the services of independent compensation experts, reviewed industry available data and surveys, and received recommendations from management and the Company's Human Resources Department regarding overall compensation plans and structures.

  Executive Compensation Philosophy

     The fundamental objective of the Company's Executive Compensation Program is two-fold: to attract and retain highly competent and motivated individuals by providing a compensation package which is industry competitive, and to emphasize a reward system which is based upon the individual's contribution to the overall success and performance of the Company. The Committee applies the following guiding principles in establishing compensation levels for executives: (1) Incentives should represent a strong portion of the Company's Executive Compensation Program; (2) Salary should be reasonable in reference to position responsibilities and industry norms; (3) Fixed costs should be controlled while encouraging performance-based variable costs which link to the financial results of the Company; and (4) The executive officers should have significant equity ownership opportunities. It is the Committee's belief that this approach will allow for a linking of compensation with shareholder value and serve to attract and retain qualified individuals capable of producing superior results. With reference to these principles, the Compensation Committee for fiscal year 1999 (April 1, 1998 through March 31, 1999), evaluated the compensation paid to the executive officers named in the Summary Compensation Table.

     Base Compensation. The Committee's approach to base compensation is to offer competitive salaries in comparison with market averages. The Committee makes base compensation decisions in an annual review with input from the CEO, market pay statistics, and nationwide trends of executives in similar positions in companies with similar sales volumes. This information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee considers both the Company's performance (e.g., stock price, return on assets, and earnings growth v. budget) as well as individual decision-making responsibilities and work performance of each position incumbent. With respect to the CEO, as discussed below, the primary factor is profitability.

     Annual Incentive Compensation Plan. The Company uses the Annual Incentive Compensation Plan to serve as an incentive for executive officers and other key employees to accomplish annual Company performance objectives. The performance objectives for the Plan are established at the beginning of the fiscal year subject to modification in the event of a significant operating change. Plan performance objectives include overall corporate profitability and performance results of the specific business unit of the Company under a participant's direct control. Individual target amount for incentive compensation are based upon compensation survey averages and range between 20% and 50% of the individual's base salary.

     Long-Term Incentive Compensation. The Company traditionally has used stock options under its Equity Incentive Plans to serve as an incentive to executive officers and other key employees based on the Company's stock market value. The grant of stock options under the Plans is subjective, based on perception of the individual's performance, functional responsibility, and position within the Company. Awards are typically considered at the time of the individual's annual performance review or change in responsibilities or position.

     Stock Ownership Requirements. The Compensation Committee has established minimum stock ownership requirements for its executive officers and certain other senior managers. Specific requirements applicable to the chief executive officer are discussed below under "Fiscal 1999 Chief Executive's Pay."

Fiscal 1999 Chief Executive's Pay

     The Compensation Committee reviews the compensation of the CEO within the context of published survey data issued by the American Electronics Association, Watson Wyatt, William Mercer Company, and Western Management Group providing compensation information for a group of companies similar to the Company in size and business focus. Based upon its own analysis, the Committee established a base salary, incentive award targets, and equity compensation for John J. Sciuto, as Chief Executive Officer.

     For fiscal year 1999, the Compensation Committee fixed Mr. Sciuto's base salary at $249,000. The Committee believed that such amount was an appropriate base salary given Mr. Sciuto's experience in the defense industry and the Company's position in that industry. Consistent with the Committee's philosophy of emphasizing incentive compensation, the Committee for fiscal 1999 established a target amount of incentive compensation which would be paid to the chief executive officer and other officers if pre-determined earnings were achieved. Based upon diluted earnings per share of $0.65, a 27% increase from the prior year, Mr. Sciuto received incentive compensation of $100,000, representing 100% of his targeted amount for fiscal 1999. Such earnings are the highest in the Company's history.

     For fiscal year 2000 (April 1, 1999 through March 31, 2000), the Committee increased Mr. Sciuto's base salary to $280,000, continued his target bonus at $100,000 and increased his earnings target. Accordingly, notwithstanding the record earnings level achieved in fiscal 1999, no bonus will be paid to Mr. Sciuto for fiscal 2000 unless fiscal 2000 earnings increase over fiscal 1999 by an amount established by the Committee. The specific amount of the target bonus and annual increase in earnings target is a subjective determination by the Committee predicated on industry growth rates and bonus levels.

     In connection with Mr. Sciuto's appointment as president and chief executive officer effective April 1, 1996, the Committee granted Mr. Sciuto options on 100,000 shares of stock vesting ratable over a period of five years, 50,000 of which are also subject to the attainment of certain performance objectives. In addition, the Committee required Mr. Sciuto to acquire and retain a minimum of 50,400 shares of common stock of Comptek. As of March 31, 1999, Mr. Sciuto owned 63,258 shares.

     In order to facilitate Mr. Sciuto's purchase in July 1996 of 43,683 shares from the Company, the Company's subsidiary loaned to Mr. Sciuto $218,415. This loan, which bears interest at the annual rate of 3.7%, is due and payable on the earlier of July 8, 2001 or ninety days after Mr. Sciuto ceases to be employed by the Company. The loan agreement further provides that a minimum of 25% of the gross amount of any incentive compensation paid to Mr. Sciuto will be used to pay down the outstanding balance of the loan. If Mr. Sciuto elects to apply at least 50% of such incentive compensation to loan repayment, then the amount applied will be grossed-up to satisfy Mr. Sciuto's anticipated tax liability related to the portion of his incentive compensation applied to re-payment. For fiscal year 1999, Mr. Sciuto applied $50,000 of his incentive compensation award to loan repayment and as a result received an additional $25,000 payment to satisfy anticipated tax liability. Through June 1999, a total of $150,000 has been repaid on this loan. During the fourth quarter of fiscal 1999, the Company's subsidiary loaned to Mr. Sciuto an additional $76,704, on substantially similar terms but due January 31, 2004, to facilitate his purchase of 18,495 shares.

Company Position on Limitation of Deductibility of Executive Pay

     Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." Compensation paid to such executive officers of the Company for fiscal year 1999 is expected to be tax-deductible since no such amount exceeds the $1 million limit. Under Section 162(m) of the Internal Revenue Code and the regulations and transition rules issued by the Internal Revenue Service, it is highly unlikely that any one of the Company's executive officers will receive compensation in the current fiscal year that is nondeductible under Section 162(m). With respect to future years, the Company intends to study the application of Section 162(m) of the Internal Revenue Code to its compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify future compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code.

                                          The Compensation Committee of the
                                          Board of Directors

                                          Joseph A. Alutto
                                          G. Wayne Hawk
                                          Patrick J. Martin
                                          Wayne E. Meyer

  Compensation Committee Interlocks and Insider Participation

     During part of the last fiscal year, Henry P. Semmelhack served as a member of the Compensation Committee, but is not currently a member of the Committee.

     Henry P. Semmelhack was President and Chief Executive Officer of the Company from 1968 to 1983. From 1983 to 1992 he served as a consultant to the Company. Mr. Semmelhack's wife Tricia T. Semmelhack is a partner in the Buffalo, New York, law firm Hodgson, Russ, Andrews, Woods & Goodyear, which firm has in the past and is anticipated may in the future provide legal services to the Company.

     James D. Morgan, an executive officer and director of the Company, is a director and member of the Compensation Committee of Barrister Information Systems Corporation ("Barrister") and as such reviews and approves the compensation paid by Barrister to Henry P. Semmelhack as an executive officer of Barrister.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the common shares of the Company for the last five fiscal years with the cumulative total return on the Standard & Poors 500 Index, and the Peer Group Index over the same period (assuming the investment of $100 in the Company's common shares, the Standard & Poors 500 Index, the Peer Group Index, and the reinvestment of all dividends.)

     The Peer Group consists of Analysis & Technology, Inc., VSE Corporation, Diagnostic/Retrieval Systems, Inc., The Titan Corporation, GRC International, Inc., BTG, Inc., Tech-Sym Corporation.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG COMPTEK RESEARCH, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

                                                   COMPTEK RESCH, INC.             PEER GROUP                   S & P 500
                                                   -------------------             ----------                   ---------
3/94                                                     100.00                      100.00                      100.00
3/95                                                      70.00                      118.00                      116.00
3/96                                                      26.00                      188.00                      153.00
3/97                                                      30.00                      122.00                      183.00
3/98                                                      46.00                      130.00                      271.00
3/99                                                      42.00                      104.00                      321.00

* $100 INVESTED ON 03/31/94 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING MARCH 31.

EMPLOYMENT CONTRACTS

     The Company currently has employment contracts with certain of its key employees, including each of the Executive Officers named in the Summary Compensation Table. Effective November 1, 1997, Messrs. Sciuto and Head entered into one-year employment agreements with the Company, which provide for an automatic annual renewal unless terminated by the Company or the employee. Effective April 1, 1998, Mrs. Benedetti entered into a similar employment agreement with the Company. Annual salaries payable under such agreements as of June 16, 1999, are as follows: John J. Sciuto, $280,000; Christopher A. Head, $160,000; and Laura L. Benedetti, $125,000. Under each agreement, in the event of either voluntary or involuntary termination of employment, the Company is obligated to make a termination payment in twelve monthly installments, equal to one year's salary as of the termination date, plus a one-time payment at the time of termination equal to 50 percent of the employee's target bonus in effect at the time of termination, in consideration of the officer's agreement not to compete with the Company during the one-year period.

     Mr. Morgan currently has an employment agreement with the Company, which expires March 31, 2001, calling for his provision of approximately 1,048 hours of service to the Company each fiscal year at an hourly rate of $115.00. The Company may terminate the agreement prior to its scheduled expiration date without cause on twelve months advanced written notice.

     In connection with the acquisition of PRB Associates, Inc., in May 1998, the Company's subsidiary, Comptek PRB Associates, Inc., entered into an employment agreement with Mr. Schadegg, expiring April 30, 2001. The annual salary payable under such contract as of June 16, 1999 is $184,069. In the event of an involuntary termination without cause, the Company is obligated to make a termination payment in twelve monthly installments, equal to one year's salary as of the termination date. Mr. Schadegg is obligated not to compete with the Company for a period of one year following his termination of employment.

RETIREMENT SAVINGS PLANS

     Comptek Research Plan. The Company established a defined contribution plan known as the Comptek Research Retirement Savings Plan effective June 1, 1985. This Plan is intended to meet the requirements of Section 401(k) of the Code.

     Full-time regular employees of Comptek Research and its Comptek Federal Systems subsidiary participate in the Plan. At April 1, 1999, there were 633 Participants.

     Currently under the Plan, the Company will make an automatic contribution equal to 1% of gross pay at the end of each fiscal year to the individual account of each eligible employee. To be eligible for the automatic contribution, an employee must have been continuously employed on a full-time basis for the entire fiscal year. In addition, the Plan provides for a Company match of $.30 per $1.00 contributed on the first 4% of pay contributed to the Plan by a participant.

     A participant at all times is 100% vested in his contributions and contributions made by the Company. Distributions are made under the Plan only upon retirement, death, disability, separation from service or in the case of certain hardships. There is also a loan provision in the Plan.

     All contributions under the Plan are placed into individual accounts for each Participant. For the year ended March 31, 1999, the Company contributed a total of $593,688 for all eligible employees, including Executive Officers. The Company's contributions for the last fiscal year for each of Executive Officers Sciuto, Head, Morgan and Benedetti are included in the Summary Compensation Table.

     PRB Associates Plan. During the fiscal year ended March 31, 1999, the Company's subsidiary, Comptek PRB Associates, Inc., maintained a separate defined contribution plan for the employees of Comptek PRB, also under Section 401(k) of the Code. At April 1, 1999, there were 273 participants.

     Under the provisions of the Plan, Comptek PRB may make a discretionary annual contribution to the individual account of each eligible employee at the end of each plan year. To be eligible, an employee must be credited with 1,000 hours of service during the plan year for which the contribution is made and must be a active employee on the last day of the plan year. Additionally, the employee must have attained age 21 and have been credited with 1,000 hours of service within 12 consecutive months subsequent to date of hire to be eligible to participate as of the following January 1 or July 1. In addition, the Plan provides for a matching contribution of $0.25 per $1.00 contributed on the first 4% of pay contributed to the Plan by a participant.

     Participants may make voluntary contribution to the Plan in the form of 1% to 14% salary deductions or in the form of rollovers. Participant contributions and the related earnings are always 100% vested. Participants vest over a period of seven years in employer discretionary and matching contributions.

     Distributions are made under the Plan upon retirement, death, disability, separation from service, or in the case of certain hardships. The Plan contains a loan provision that allows each participant to have two loans maximum outstanding at any time. For the year ended March 31, 1999, the Company contributed a total of $1,084,476 for all eligible employees.

     The Company's contribution for the last fiscal year for Executive Officer Lawrence Schadegg is included in the Summary Compensation Table.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Company, pursuant to its by-laws, indemnifies its directors, officers, benefit plan trustees, other fiduciaries, and employees as permitted by law in connection with proceedings which might be instituted against them by reason of their service for or on behalf of the Company. The Company has purchased directors' and officers' liability insurance which provides indemnification for the Company and its directors and officers. The current policy, issued by the Chubb Group, is effective for the period of April 1, 1999, through March 31, 2001, at an annual premium of $65,000.

CERTAIN TRANSACTIONS

     The lease for the Company's Hollywood, Maryland facility was assumed in connection with the Company's acquisition of PRB Associates, Inc. in May 1998. The lease is with a partnership of the former principal shareholders of PRB, included Lawrence Schadegg, an executive officer of the Company. The lease expires on April 30, 2001, and provides for an annual net rent of $1,200,000. The Company believes that the terms of this lease reflect current market conditions in that location.

     In connection with the purchase of the business operations of Amherst Systems, Inc. in March 1999, the Company assumed tenant responsibilities for a facility in Williamsville, New York leased from Charles E. Dowdell, a founder and former principal shareholder of Amherst and his wife. Mr. Dowdell became an executive officer of the Company on March 26, 1999. The lease, which continues until May 31, 2004, provides for an annual net rent of $647,544. The Company believes that the terms of the lease reflect current market conditions in that location.

     Comptek Federal Systems, Inc., a subsidiary of the Company, currently has outstanding two loans totaling $145,119 to John J. Sciuto, the Company's chairman, president and chief executive officer. These loans, one granted in 1997 and the other in 1999, were provided to Mr. Sciuto to facilitate his purchase of 62,178 shares of the Company. The loans carry an annual interest rate of 3.7% and provides for repayment by the earlier of ninety days after Mr. Sciuto leaves the Company's employ or July 8, 2001 for the 1997 loan and January 31, 2004 for the 1999 loan. The loan agreements provide that Mr. Sciuto will apply at least 25% of any incentive compensation to the repayment of the loans. The loan agreements further provide that if Mr. Sciuto applies at least 50% of such incentive compensation to loan repayment, then the amount applied will be grossed-up to satisfy Mr. Sciuto's anticipated tax liability related to the portion of his incentive compensation applied to repayment. For fiscal year 1999, Mr. Sciuto applied $50,000 of his incentive compensation award to loan repayment and as a result received an additional $25,000 payment to satisfy anticipated tax liability.

     During the fiscal year ended March 31, 1999, the Company retained, and in the future anticipates retaining, the Buffalo, New York, law firm of Hodgson, Russ, Andrews, Woods & Goodyear, LLP to perform certain legal services. Director Henry P. Semmelhack's wife, Tricia T. Semmelhack, is a partner in such law firm.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during April 1, 1998, through March 31, 1999, all filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were met.

                                 PROPOSAL NO. 2

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO INCREASE THE AUTHORIZED SHARES OF
                          COMMON STOCK OF THE COMPANY
                  FROM 10 MILLION SHARES TO 20 MILLION SHARES

     The Board of Directors is recommending that shareholders take action at the Annual Meeting to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock. As of June 16, 1999, the Company had 5,086,223 shares of common stock issued and outstanding, and an additional 2,383,984 shares subject to options granted or issuable on conversion of outstanding debentures. This leaves 2,529,793 shares available for issuance to meet other corporate needs. In the judgment of the Board of Directors the available amount is low. Accordingly, to Board of Directors recommends that action be taken to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000.

     The Board of Directors believes that the authorization of additional shares of common stock is desirable and would provide future flexibility for the Company. The increase in authorized shares would provide authorized common stock for issuance from time to time as may be necessary in connection with future financings, investment opportunities, acquisitions, the declaration of stock dividends or stock splits, other distributions, or for other corporate purposes. The Company has no present plans, understandings or agreements for issuing the additional shares, other than the debenture conversion and option grants noted above and as provided for in Proposal No. 3, the 1999 Employee Stock Purchase Plan, and Proposal No. 4, the amendment of the 1994 Stock Option Plan for Non-Employee Directors. It is desirable, however, to have authorization for additional shares of common stock in order to enable the Company, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities without the delay and expense incident to the holding of a special shareholders' meeting.

     Under New York law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Certificate of Incorporation. Holders of common stock have no preemptive rights with respect to any shares which may be issued in the future, and the issuance of additional shares of common stock may, therefore, dilute the equity ownership position of current shareholders. In addition, although the increase in the number of authorized shares is not intended for anti-takeover purposes, the additional authorized shares may be issued by the Board of Directors without further shareholder approval, and could (if consistent with the Board's fiduciary responsibilities) be utilized to deter future attempts to gain control of the Company.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                 PROPOSAL NO. 3

                                ADOPTION OF THE
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     On May 24, 1999, the Board of Directors approved for submission to shareholders at the 1999 Annual Meeting of the Company the 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan covers the granting to eligible employees options (the "Options") to purchase shares of the Company's common stock periodically through payroll deductions. Such shares may be authorized but unissued shares, treasury shares or shares bought on the open market.

     The Stock Purchase Plan is designed to help the Company in retaining and attracting personnel of outstanding competence by rewarding them for their achievements. The Stock Purchase Plan also is intended to encourage a sense of proprietary interest by such personnel by providing them with a means to acquire, or increase their, shareholder interest in the Company. As of June 16, 1999, approximately 1,200 employees would be eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan is intended to replace the 1996 Employee Stock Purchase Plan (the "Prior Plan") and comply with Section 423 of the Internal Revenue Code. The Prior Plan was approved by shareholders in 1996 and included 250,000 shares in its plan reserve. The Prior Plan, as of the end of fiscal 1999, had 286 participants. The Prior Plan reserve was exhausted on March 31, 1999.

     The Common Stock of the Company is traded principally on the American Stock Exchange. On June 16, 1999, the closing price of the Company's common stock on the American Stock Exchange was $8.0625.

     The following summary of the principal provisions of the Stock Purchase Plan is subject in all respects to the full text of the Stock Purchase Plan annexed hereto as Exhibit A.

DESCRIPTION OF THE PLAN

     Eligible Employees and Terms of Participation. Each employee of the Company or a designated subsidiary whose customary employment is more than 20 hours per week is eligible to participate in the Stock Purchase Plan as of the effective date of such Plan or the first "option period" (as hereinafter defined) occurring at least 30 days after his date of employment by the Company or a subsidiary, whichever is later. An eligible employee who elects to participate (individually, the "Participant" and collectively the "Participants") in the Stock Purchase Plan shall specify a percentage of his gross compensation to be deducted from his bi-weekly pay (up to a maximum of 10% of his gross compensation) to be applied to the purchase of Shares during each Option period.

     The payroll contributions of each Participant may not exceed an amount which, if used to purchase Shares pursuant to the Stock Purchase Plan, would violate any provision of the Stock Purchase Plan. A Participant may not receive an Option under the Stock Purchase Plan if immediately after the Option is granted the Participant would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary.

     No Participant may purchase more than 1,200 shares of Common Stock pursuant to the Stock Purchase Plan during any Plan year. No Participant shall be granted an Option under the Stock Purchase Plan or an option under any other employee stock purchase plan maintained by the Company or a subsidiary pursuant to which the Participant's right to purchase shares of Common Stock under all such options would accrue at a rate at which the "fair market value" (as hereinafter defined) of the shares (determined at the time the option is granted) would exceed $25,000 for each calendar year in which any of the options granted to such employee is outstanding at any time. "Fair Market Value" on a specific date shall mean the average of the bid and asked closing prices at which one share of Common Stock is traded on the over-the-counter market or the closing price for a share of Common Stock on the stock exchange, if any, on which shares of Common Stock are primarily traded at such time.

     A Participant may not change his payroll contributions during an "option period" (as hereinafter defined). A Participant may elect to change his payroll contributions for a subsequent option period by providing notice not less than 25 days prior to the "date of grant" (as hereinafter defined) for the option period with respect to which such change is to be effective, setting forth the new amount of his payroll contribution. "option period" shall mean the three consecutive month period beginning as of the related "date of grant" (January 1st, April 1st, July 1st or October 1st, as the case may be).

     Each Participant automatically and without any act on his part will be deemed to have exercised each of his Options on a "date of exercise" (the last day of the applicable option period). The number of Shares subject to each Option shall be the quotient of the balance credited to the Participant's account as of a date of exercise divided by an amount equal to 85% of the fair market value of a share of Common Stock as of the date of grant of the Option or the date of such exercise, whichever is less, but in no event less than the par value of a share of Common Stock (the "Option Price"). If the number of Shares which remain to be issued under the Stock Purchase Plan is less than the number of Shares to be purchased as of the date of exercise, based on the amounts then credited to the Participants' accounts, a pro rata allocation of the available Shares will be made among the Participants. Any balance remaining in a Participant's account after payment of the Option Price for Shares purchased pursuant to the Stock Purchase Plan will be carried over into the Participant's account for the subsequent option period, or refunded if there will be no such subsequent option period.

     Any Participant may withdraw in whole, but not in part, from the Stock Purchase Plan at any time. A Participant who withdraws from the Stock Purchase Plan will be eligible to participate again in the Stock Purchase Plan commencing with the date of grant which next follows the six consecutive month period beginning with the date the Participant elected to withdraw from the Stock Purchase Plan.

     If any Participant resigns or his employment with the Company or any of its subsidiaries ceases for any reason other than death or retirement, any unexercised Option granted to such Participant will terminate as of the date of the termination of the Participant's employment. The Company promptly will refund to the Participant the amount of the balance in the Participant's account, and thereupon, the Participant's interest in the Stock Purchase Plan and any Options granted thereunder will terminate.

     If a Participant's employment with the Company ceases because of his retirement (on or after the day such Participant reaches age 65 or upon such other date upon which he is eligible to retire under a tax-qualified retirement plan of the Company or a subsidiary), he may, at his election, either (i) exercise his Options as of the date of his termination of employment, or (ii) request payment of the balance in his account under the Stock Purchase Plan, in which event the Company promptly will make such payment, and thereupon his interest in the Stock Purchase Plan and any Options granted thereunder will terminate.

     If a Participant's employment is terminated because of his death, the executor of his will or the administrator of his estate may either (i) exercise the Participant's Option as of the date of his death, or (ii) request payment of the balance of the Participant's account under the Stock Purchase Plan, in which event the Company promptly will make such payment, and thereupon the Participant's interest in the Stock Purchase Plan and any Options granted thereunder will terminate.

     An Option granted under the Stock Purchase Plan will not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by him.

     The Stock Purchase Plan contemplates that all funds contributed by Participants will be under the control of the Company and may be used for general corporate purposes.

     No Options will be granted under the Stock Purchase Plan after October 31, 2005. If any Option expires or is not exercised pursuant to its terms, the Shares subject to such Option shall again be available for grant pursuant to the Stock Option Plan.

     Adjustments. If, prior to the complete exercise of any Option, a stock dividend is declared and paid upon the shares of Common Stock or if the shares of Common Stock shall be split-up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, will entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option will be equal to the lessor of 85% of the fair market value of a share of Common Stock as of the date of grant, determined as if the originally optioned shares were being purchased thereunder, or 85% of the fair market value of the shares or other securities, cash or property actually acquired upon the exercise of the Option, determined as of the date of exercise. Any fractional shares or other securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the fair market value of such shares or securities at the time of such exercise. If any such event should occur, the number of shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, the Stock Purchase Plan and the Options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such Options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

     Shares Reserved for Issuance. The Stock Purchase Plan provides for an initial reserve of 400,000 Shares for sale to eligible employees. The Stock Purchase Plan also provides for an annual increase, commencing April 1, 2000, in the Shares reserved for sale to eligible employees of either 200,000 Shares or a lesser number of Shares determined by the Board of Directors. Because the Company's total employment has increased from 620 on April 1, 1998 to 1,200 on April 1, 1999, and the exact level of future employee participation cannot be predicted, the Board of Directors believes it is appropriate to provide for an annual increase in the Shares reserved for sale in order to substantially decrease the likelihood of a shortfall of Shares reserved for issuance.

     Recent accounting pronouncements have altered the accounting treatment in the case of a shortfall of shares reserved for issuance under an employee stock purchase plan. As a result, if a shortfall occurs during a purchase period, the Company is unable to continue the plan subject to shareholder approval at the next annual meeting of an increase without potentially incurring significant compensation charges. While an automatic annual increase minimizes the likelihood of a shortfall and compensation charge, the Stock Purchase Plan will require periodic monitoring to ensure that no shortfall occurs. If a shortfall occurs, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

NEW BENEFITS

     The number of Shares to be purchased under the 1999 Employee Stock Purchase Plan by specific officers, all executive officers as a group, and all other Participants is not currently determinable. The following table sets forth information as to such individuals' and groups' purchases of Shares during the last fiscal year under the 1996 Employee Stock Purchase Plan, which the 1999 Employee Stock Purchase Plan is intended to replace.

                                                              NUMBER OF SHARES    DOLLAR VALUE(1)
                     NAME AND POSITION                           PURCHASED              ($)
                     -----------------                        ----------------    ---------------
JOHN J. SCIUTO
Chairman, President and CEO.................................          330               2,681
CHRISTOPHER A. HEAD
Executive Vice President, General Counsel and Secretary.....          458               3,756
LAWRENCE M. SCHADEGG
President, Comptek PRB Associates, Inc......................        1,889              14,951
JAMES D. MORGAN
Vice President and Chief Scientist..........................            0                   0
LAURA L. BENEDETTI
Vice President, Chief Financial Officer and Treasurer.......          240               1,911
All current Executive Officers as a group...................        2,917              23,299
All current Non-Executive Directors as a group..............           --                  --
All current Non-Executive Officer Employees as a group......      101,669             818,266

---------------

(1) Calculated by multiplying the number of shares purchased times the market price of the common stock on the purchase date.

FEDERAL TAX ASPECTS

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan is not qualified under
Section 401 (a) of the Code. The Company believes the following to be a general outline of the federal income tax consequences to the Participant and the Company.

     A Participant will not be subject to tax upon the receipt of an Option under the Stock Purchase Plan or upon the purchase of the Shares pursuant to the Option. If a Participant disposes of the Shares acquired pursuant to an Option more than two years following the date of grant and more than one year following the date of exercise, or in the event of the Participant's death (whenever occurring) while owning such Shares, the Participant is required to include as compensation in his gross income as of the date of disposition or death an amount equal to the lesser of. (i) the difference between 85% and 100% of the fair market value of the Shares as of the date of grant, or (ii) the excess of the fair market value of such Shares at the time of disposition or death over the purchase price. in the case of such a disposition only (not death), the Participant's basis in such Shares is increased by an amount equal to the amount so includable as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition is long-term capital gain or loss. In the case of such a disposition or the Participant's death, the Company is not entitled to any deduction from income.

     If a Participant disposes of such Shares within such two-year or one-year period, the Participant is required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the fair market value of such Shares on the date of purchase over the purchase price. The Participant's basis in such Shares in his hands at the time of disposition is increased by an amount equal to the amount includable in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition is capital gain or loss either short-term or long-term, depending on his holding period for such Shares. In the event of a disposition within such two-year or one-year period, the Company is entitled to a deduction from income equal to the amount the Participant is required to include in income as compensation as a result of such disposition in the year of such disposition.

     In the case of a Participant, who is a citizen of the United States employed abroad, all or a portion of income in the nature of compensation (but not capital gain) may, under certain circumstances, be excludable from U.S. income under Section 911 of the Code.

ADMINISTRATION OF THE PLAN

     The Stock Purchase Plan will be administered by either the Board acting as a committee of the whole or by a committee appointed by the Board (the "Committee").

     The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan. The interpretation and construction by the Committee of any provisions of the Stock Purchase Plan or of any Option granted under it will be final unless otherwise determined by the Board. The Committee may amend the Stock Purchase Plan as it relates to any Option which has not been granted. In addition, the Committee, with the consent of each adversely affected Participant may at any time: (i) cancel any outstanding Option or (ii) amend the Plan as it relates to any outstanding Option. Notwithstanding the foregoing, any amendment by the Committee which would: (i) increase the number of Shares issuable under Options, or (ii) change the class of employees to whom Option may be granted, shall be subject to the approval of the shareholders of the Company within one year of such amendment.

REQUIRED VOTE FOR APPROVAL OF THE PLAN

     The affirmative vote of a majority of votes casted at the annual meeting on this proposal will be required for approval of the Stock Purchase Plan.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                 PROPOSAL NO. 4

       AMENDMENT OF THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The 1994 Stock Option Plan for Non-Employee Directors (the "Plan") was approved by the Shareholders at the Company's 1994 Annual Meeting. Shareholders are currently being asked to vote on amendment of the Plan to authorize, inter alia, the following changes:

          1. The number of shares subject to the Plan be increased to 300,000 from 100,000.

          2. The initial automatic grant of options be reduced to 1,000 shares from 10,000.

          3. The Plan provide for discretionary grants of options to non-employee directors by the Board of Directors in addition to the periodic automatic grant of options.

          4. Options granted on an automatic basis shall be exercisable in full as of the date of grant.

          5. Options granted at the discretion of the Board of Directors shall be exercisable as determined by the Board at the time of grant.

     The following is a brief description of the key provisions of the Amendment and the Plan. It is intended only as a summary and is qualified by reference to the entire text of the Plan and the Amendments which are annexed hereto as Exhibit B.

CURRENT PLAN FEATURES

     The Plan currently provides for up to 100,000 shares of the Company's common stock to be subject to the grant of options between December 10, 1993 and the Plan termination date of December 9, 2003 to non-employee directors of the Company. The Plan provides that each eligible director, effective the date he or she becomes a non-employee member of the Board of Directors will automatically receive an option to purchase 10,000 shares of the Company's common stock. The Plan further provides that each eligible director shall automatically receive an additional option to purchase 1,000 shares of common stock effective at the close of business, five business days after each annual meeting of shareholders. The Plan also provides for each non-employee director to automatically receive a grant of an option to purchase 5,000 shares of the Company's common stock on the first day of the calendar quarter following such director first obtaining ownership of at least 5,000 shares of the Company's common stock.

     The option price for each share subject to an option is 100 percent of fair market value of the shares as of the option grant date. The common stock of the Company is listed on the American Stock Exchange. On June 16, 1999, the closing price of the Company's common stock was $8.0625.

DESCRIPTION OF PROPOSED AMENDMENTS

     On August 17, 1998, the Board of Directors amended the Plan to increase the number of shares available for grant as provided for in Articles 4 and 5, to 300,000 shares from 100,000 shares.

     On April 16, 1999, the Board of Directors further amended the Plan to authorize the Board of Directors to make discretionary grants of options in addition to the automatic grants provided for in the Plan. The directors further provided for the amendment of the Plan to specify that automatic grants would be exercisable in full as of the date of grant, rather than vesting one year after the date of grant, as was previously provided for in the Plan. The addition of discretionary authority to grant options is proposed in order to give the Board of Directors greater flexibility in setting its compensation in the exercise of its business judgment and allow for varying grant amounts for different directors if the Board of Directors deems such difference appropriate. At the time of the Plan's original adoption, the inclusion of discretionary authority to grant options would have resulted in the Plan not complying with the conditions of Rule 16b-3 of the Securities Exchange Act. Since that time, Rule 16b-3 has been amended to allow for discretionary grants.

     The Financial Accounting Standards Board, as part of a Proposed Interpretation of APB Opinion No. 25, recently announced its intention to require companies to recognize an earnings charge as of the vesting date for the fair value of options granted to non-employee directors. In order to minimize this type of charge, the Plan is amended to reduce the initial automatic grant of options to 1,000 shares from 10,000 shares and provide for immediate vesting. The Board of Directors believes this will serve to avoid a potentially greater future charge to earnings.

NEW PLAN BENEFITS

     Executive officers and employees are not eligible for any benefits under the Plan. Non-executive directors will receive all of the benefits available under the Plan. A total of 21,000 options at exercise prices of $7.875 to $8.25, have been granted subject to the shareholders' approval of the amendment of the Plan at the 1999 Annual Meeting. The exact number of additional options and exercise price per option that will be granted under the Plan is not presently determinable. Based upon the annual automatic grant formula, 1,000 options will be granted to each of the Company's six non-employee directors following the 1999 Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the options are considered non-qualified stock options. An optionee does not recognize income and the Company does not receive a deduction at the time a non-qualified stock option is granted. An optionee exercising a non-qualified stock option recognized ordinary income and the Company is entitled to a deduction equal to the excess of the fair market value of the stock purchased (determined at the time of exercise) over the amount paid for the stock.

     Generally, a Participant selling shares acquired by exercising a Non-Qualified Stock Option recognizes capital gain or loss (assuming the shares are held as a capital asset). The amount of gain or loss is the difference between the amount realized upon the sale and the sum of the option price and the amount or ordinary income recognized in connection with exercising the Non-Qualified Stock Option. Any gain or loss is short-term, mid-term or long-term capital gain or loss, depending on the holding period of the shares.

     The foregoing is merely a summary of the tax consequence of stock options and does not purport to be a complete description of the federal income tax aspects of the Plan. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code.

REQUIRED VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT

     The affirmative vote of a majority of votes casted at the annual meeting on this proposal will be required for approval of the Amendment of the Plan.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                                 PROPOSAL NO. 5

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP ("KPMG"), independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2000. KPMG has audited the Company's financial statements for each of the Company's fiscal years since the Company's formation in 1968. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions that may be raised by shareholders.

                               OTHER INFORMATION

SHAREHOLDERS' PROPOSALS FOR FISCAL 2000 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meetings consistent with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the proxy statement and formal proxy for the 2000 Annual Meeting, they must be received by the Company no later than March 14 , 2000. Proposals should be directed to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, New York 14224.

     In addition, the proxy solicited for the 2000 Annual Meeting will confer discretionary authority to vote on any shareholder proposals presented at that meeting unless the Company is provided with notice of such proposal no later than May 28, 2000.

OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying form of proxy, based upon the discretionary authority granted in such proxy, to vote the proxy on such matters in accordance with their judgment.

     A COPY OF THE COMPANY'S FISCAL 1999 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS AVAILABLE AFTER JUNE 30, 1999, AND PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMPTEK RESEARCH, INC., 2732 TRANSIT ROAD, BUFFALO, NEW YORK 14224.

By order of the Board of Directors,
/s/ Christopher A. Head
CHRISTOPHER A. HEAD,
Secretary

Dated: July 12, 1999

                                   EXHIBIT A
                             COMPTEK RESEARCH, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to advance the interest of Comptek Research, Inc. (the "Company") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by its Eligible Employees upon whose judgment and keen interest the Company and its Designated Subsidiaries are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such Eligible Employees on behalf of the Company and its Designated Subsidiaries and strengthen their desire to remain with the Company and its Designated Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its Designated Subsidiaries to attract and retain desirable personnel.

     The Plan is intended to replace the 1996 Employee Stock Purchase Plan and comply with Section 423 of the Internal Revenue Code.

     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

          (a) "Account" shall mean an account established in the name of each Participant which shall consist of his Payroll Contributions made to the Plan, less any amounts previously expended to acquire Shares under the Plan on his behalf during any previous Option Period.

          (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

          (c) "Committee" shall mean a committee of the Board of Directors, as described in Section 5 hereof.

          (d) "Company" shall mean Comptek Research, Inc., a New York corporation, and any Designated Subsidiary of the Company.

          (e) "Date of Exercise" shall mean the last day of the related Option Period.

          (f) "Date of Grant" shall mean April 1st, July 1st, October 1st, or January 1st, as the case may be.

          (g) "Designated Subsidiary" shall mean any Subsidiary which has been designed by the Board of Directors, from time to time in its sole discretion, as eligible to participate in the Plan.

          (h) "Effective Date" shall mean August 13, 1999.

          (i) "Eligible Compensation" shall mean the gross compensation payable to an Eligible Employee by the Company or a Subsidiary during the Plan Year, before deductions required by law or authorized by the employee, including salary and sales commissions, management incentives, bonuses, overtime, and other special payments.

          (i) "Eligible Employee" shall mean an employee of the Company or any Designated Subsidiary who has met the requirements of Section 3 hereof.

          (j) "Fair Market Value" on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded at such time, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

          (k) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          (l) "Option" shall mean the Options issued pursuant to this Plan.

          (m) "Option Period" shall mean, with respect to any Option, the three
     (3) consecutive month period beginning as of the Date of Grant.

          (n) "Option Price" shall mean an amount equal to 85% of the Fair Market Value of a Share as of the Date of Grant or the Date of Exercise, whichever is less; provided, however, that in no event shall the Option Price be less than the par value of a Share.

          (o) "Participant" shall mean an Eligible Employee who has elected to make Payroll Contributions pursuant to Section 6 hereof.

          (p) "Payroll Contributions" shall mean contributions made to the Plan by the Participant pursuant to Section 6 hereof.

          (q) "Plan" shall mean this Employee Stock Purchase Plan of Comptek Research, Inc., as embodied herein and as it may be amended from time to time.

          (r) "Plan Year" shall mean the twelve (12) consecutive month period beginning as of each January 1st.

          (s) "Share" shall mean a share of common stock of the Company, par value $.02.

          (t) "Subsidiary" shall mean any "subsidiary corporation," as such term is defined in Section 424(f) of the Internal Revenue Code.

     3. ELIGIBILITY. Each employee of the Company or any Designated Subsidiary whose customary employment is more than 20 hours per week shall be eligible to participate in the Plan as of the Effective Date or the first Option Period following the date he has been employed by the Company or a Subsidiary for at least 30 days, whichever is later; provided, however, that an employee shall not be eligible to receive an Option under the Plan if, immediately after the Option is granted, the employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Section 425(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14, the maximum number of Shares which may be purchased under the Plan shall be 400,000 Shares, plus an annual increase to be added on the first day of each fiscal year of the Company occurring during the term of the Plan beginning on April 1, 2000, equal to the lesser of (i) 200,000 Shares or (ii) an amount determined by the Board of Directors. Shares subject to the Plan may be authorized but unissued Shares, treasury Shares, or Shares purchased on the market for the purpose of the Plan, as the Board of Directors may determine.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. In the alternative, the Board of Directors may appoint a Committee of members of the Board of Directors. Each member of the Committee shall hold office until a successor is designated as a member of the Committee by the Board of Directors. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the full Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. A member of the Committee may resign from the Committee at any time by giving written notice to the President or Secretary of the Company, and unless otherwise specified therein, such resignation shall take effect upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan. If the Board of Directors does not appoint a Committee pursuant to this Section 5, then, for purposes of administering the Plan, the term "Board of Directors" shall be substituted for the term "Committee" whenever it appears in the Plan.

     6. GRANT OF OPTIONS. As of each Date of Grant, the Committee will offer Options under the Plan to all Participants. The amount of Shares which may be purchased pursuant to such Options shall be determined in accordance with the formula set forth in Section 8 hereof; provided, however, that no Participant may purchase more than 1,200 Shares pursuant to the Plan during any Plan Year.

     An Eligible Employee may participate in the Plan only by means of payroll deductions. Each Eligible Employee who elects to participate in the Plan shall deliver to the Committee, at least 20 days prior to a Date of Grant, a written notice on a form prescribed by the Committee, whereby he authorizes the Company or a Subsidiary, as the case may be, to deduct an amount per pay period from his Eligible Compensation beginning as of such Date of Grant and use it to purchase Shares on his behalf pursuant to the Plan. The Payroll Contributions shall be equal to a percentage of the Participant's Eligible Compensation, as specified by the Participant, up to a maximum of 10% of his Eligible Compensation, but may not exceed an amount which, if used to purchase Shares pursuant to the Plan, would exceed the limitations set forth in Section 3, Section 7 or this Section
6. The Payroll Contributions, once authorized, shall continue in effect until the Participant terminates his employment, withdraws from the Plan, or changes the rate of his Payroll Contributions in accordance with this Section 6. The Company shall establish on its books for each Participant an Account to which his Payroll Contributions shall be credited. No interest shall accrue on the Payroll Contributions of a Participant.

     A Participant may not change his Payroll Contributions during an Option Period. A Participant may elect to change his Payroll Contributions for a subsequent Option Period by providing a notice to the Committee, on a form prescribed by the Committee, not less than 20 days prior to the Date of Grant for the Option Period with respect to which such change is to be effective, setting forth the new amount of his Payroll Contribution.

     7. $25,000 LIMITATION. Notwithstanding any other provision of this Plan to the contrary, an employee shall not be granted an option pursuant to this Plan or under any other employee stock purchase plan (within the meaning of Section 423 of the Internal Revenue Code) maintained by the Company or a Subsidiary pursuant to which the employee's right to purchase Shares under all such options would accrue at a rate at which the Fair Market Value of the Shares (determined at the time the option is granted) would exceed $25,000 for each calendar year in which any such option granted to such employee is outstanding at any time.

     8. EXERCISE OF OPTIONS. Each Participant automatically and without any act on his part will be deemed to have exercised his Option on each Date of Exercise. The number of Shares subject to each Option shall be the quotient of the balance credited to the Participant's Account as of the Date of Exercise divided by the Option Price of the Shares; and provided, however, that if the number of Shares which remain to be issued under the Plan is less than the numbers of Shares to be purchased as of such Date of Exercise, based on the amounts then credited to the Participant's Accounts, a pro rata allocation of the available Shares shall be made among the Participants. Any balance remaining in a Participant's Account after payment of the Option Price for Shares purchased pursuant to this Section 8 shall be carried over into the Participant's Account for the subsequent Option Period, or refunded if there will be no such subsequent Option Period. Each Participant will receive a statement of the status of his Account as soon as practicable after the end of each Option Period.

     9. DELIVERY OF SHARE CERTIFICATES. The books of the Company's transfer agent shall show the Participant as the shareholder of record with respect to the Shares purchased on his behalf pursuant to the Plan. The Participant may elect to receive a certificate issued in his name for all or part of the Shares purchased on his behalf pursuant to the Plan with respect to which he has not previously received a certificate. Such election shall be made in writing to the Committee on a form prescribed by the Committee. The certificate will be delivered to the Participant as soon as practicable following receipt of his election.

     10. WITHDRAWAL FROM THE PLAN. Any Participant may withdraw in whole from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Committee a notice of withdrawal on a form prescribed by the Committee. The Committee, promptly following the time when the notice of withdrawal is delivered, will refund to the Participant the amount of the balance in his Account, and thereupon, his Payroll Contributions shall cease and no additional Shares shall be purchased on his behalf under the Plan until he again elects to become a Participant in the Plan. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan commencing with the Date of Grant which next follows the six (6) consecutive month period beginning with the date as of which the Participant elects to withdraw from the Plan, in accordance with the procedures set forth in Section 6 hereof.

     11. TERMINATION OF EMPLOYMENT.

     11.1 TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT OR DEATH. If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than his retirement (on or after age 65 or such other date as of which he is eligible to retire in accordance with the Company's or a Subsidiary's tax-qualified employee pension benefit plan) or death, his participation in the Plan shall cease as of the date of the termination of his employment. The Company promptly will refund to him the amount of the balance in his Account and thereupon his interest in the Plan and any Options granted under the Plan shall terminate. For purposes of this Section 11.1, a Participant's employment will be considered terminated if he is absent due to sickness or other disability for more than 90 days.

     11.2 TERMINATION BY RETIREMENT. If a Participant's employment with the Company and its Subsidiaries terminates on or after the date he attains age 65 or such other date as of which he is eligible to retire in accordance with the Company's or a Subsidiary's tax-qualified employee pension benefit plan, he may, by written notice to the Committee, either (i) exercise his Option as of his termination of employment, in which event the Company shall apply the balance of his Account under the Plan to the purchase of whole Shares at the Option Price and refund the excess, if any, or (ii) request payment of the balance in his Account under the Plan, in which event the Company promptly shall make such payment, and thereupon his interest in the Plan and any Options granted under the Plan shall terminate. If the Option is exercised, the date he terminates his employment shall be deemed to be a Date of Exercise for the purpose of computing the Option Price of the Shares. If the Company does not receive such notice as of the date the Participant terminates his employment, the Participant shall be conclusively presumed to have elected alternative (ii) and requested payment of the balance of his Account.

     11.3 TERMINATION BY DEATH. If a Participant's employment with the Company and its Subsidiaries is terminated because of his death, the executor of his will or the administrator of his estate, by written notice to the Committee, may either (i) exercise the Participant's Option as of the date of his death, in which event the Company shall apply the balance of the Participant's Account under the Plan to the purchase of whole Shares at the Option Price and refund the excess, if any, or (ii) request payment of the balance of the Participant's Account under the Plan, in which event the Company promptly shall make such payment, and thereupon the Participant's interest in the Plan and the Participant's interest in any Options granted under the Plan shall terminate. If the Option is exercised, the date of the Participant's death shall be deemed to be a Date of Exercise for the purpose of computing the Option Price of the Shares. If the Company does not receive such notice within 90 days of the Participant's death, the Participant's representative shall be conclusively presumed to have elected alternative (ii) and requested the payment of the balance of his Account.

     12. RESTRICTION UPON ASSIGNMENT. An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by him. A Participant's interest in the Plan or in any funds credited to his Account may not be assigned or transferred and the Company will not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Option or of any rights under or interest in his Option or Account.

     13. OPTION HOLDER NOT A STOCKHOLDER. An Option holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares subject to such Option unless and until the Option shall have been exercised pursuant to the terms thereof and said Participant's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, said Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

     14. ADJUSTMENT OF SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be equal to the lesser of 85% of the Fair Market Value of a Share as of the Date of Grant, determined as if the originally optioned Shares were being purchased thereunder, or 85% of the Fair Market Value of the Shares or other securities, cash or property actually acquired upon the exercise of the

Option, determined as of the Date of Exercise. Any fractional shares or other securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall adjusted in a similar manner.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, the Plan and the Options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such Options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

     15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. Before issuing and delivering any Shares to a Participant, the Company may: (i) require the holder to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares; and (iii) condition the exercise of an Option or the issuance and delivery of Shares upon the listing, registration or qualification of the Shares covered by such Option upon a securities exchange or under applicable securities laws.

     The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     16. INCOME TAX WITHHOLDING. If the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Participant. In any event, the Participant shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Subsidiary out of any funds or property due or to become due to the Participant.

     17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors and the Committee, if any, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors and the Committee, if any, with the consent of each adversely affected Participant, may at any time cancel any outstanding Option or withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options or change the class of employees to whom Options may be granted shall be subject to the approval of the shareholders of the Company within one (1) year of such amendment.

     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

     18. COSTS AND EXPENSES. No brokerage or related commissions or fees shall be charged by the Company in connection with the purchase by Participants of Shares under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company. Any amounts held in the Participant's Accounts shall be segregated from the other assets of the Company; provided, however, that nothing in this Plan shall be construed to create a trust or cause the Company or any Subsidiary to be considered a fiduciary with respect to such Accounts. Neither the Company nor any Subsidiary shall be obligated to pay interest with respect to such Accounts.

     19. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to this Plan will be used for general corporate purposes, and the Company shall not be obligated to segregate Payroll Contributions to the Plan.

     20. EFFECTIVE DATE OF THE PLAN. This Plan is conditioned upon its approval at any special or annual meeting of the shareholders of the Company on or before December 31, 1999, by the vote of the holders of a majority of the outstanding Shares of the Company voting either in person or by proxy, at a duly held shareholders' meeting; except that this Plan is adopted and approved by the Board of Directors as of the Effective Date to permit the grant of Options prior to the approval of the Plan by the shareholders of the Company as aforesaid. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any Options granted hereunder shall be void and of no force or effect and the Committee shall promptly refund to each Participant the amount of the balance of his Account.

     21. FINAL ISSUANCE DATE. No Options shall be granted under the Plan after June 30, 2005, and no Shares shall be issued under the Plan after October 31, 2005.

     22. WORD USAGE. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.

     23. CALCULATION OF TIME. In determining time periods within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

     24. EFFECT ON PRIOR PLAN. Subject to shareholder approval of this Plan as elsewhere herein provided, the 1996 Employee Stock Purchase Plan (the "Prior Plan") is hereby superseded and shall be of no further force and effect. Any Payroll Contributions held in a Participant's Account under the Prior Plan shall be transferred to a new Account under the Plan.

                                   EXHIBIT B
                        (DELETED MATERIAL IS BRACKETED)
                     (ADDED MATERIAL IS DOUBLE UNDERLINED)

                             1994 STOCK OPTION PLAN
                                      FOR
                            NON-EMPLOYEE DIRECTORS,
                                   AS AMENDED

               ARTICLE 1 -- ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Comptek Research, Inc., a New York corporation with its corporate headquarters located at 2732 Transit Road, Buffalo, NY 14224 ("Comptek"), hereby establishes a stock option plan for non-employee members of its Board of Directors (the "Plan"). All options granted under the Plan will be Nonqualified Stock Options ("NQSO").

     Upon ratification by affirmative vote of a majority of Shares voting at Comptek's 1994 Annual Meeting of Shareholders, the Plan shall become effective as of December 10, 1993, (the "Effective Date") and shall remain in effect as provided in 1.3 herein. Options may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder ratification of the Plan is not obtained at Comptek's 1994 Annual Meeting of Shareholders, this Plan shall automatically terminate and all outstanding Options granted shall become null and void.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable independent directors for the benefit of Comptek and its shareholders, and to encourage share ownership by members of the Board of Directors of Comptek who are not employees, in order to promote long-term shareholder value through ownership of common stock.

     1.3 DURATION OF THE PLAN. Subject to the right of the Board of Directors of Comptek to terminate the Plan at any time pursuant to Article 7 hereof, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after December 9, 2003.

                            ARTICLE 2 -- DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meaning set forth below:

          (a) "Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option granted pursuant to the Plan.

          (b) "Board" means the Board of Directors of Comptek Research, Inc., as constituted from time to time.

          (c) "Change in Control" means any of the following events:

             (i) The acquisition by any person (within the meaning of in Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of Comptek's then outstanding voting securities; or

             (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board. For purposes of this definition, if the election, or nomination for election by Comptek's shareholders, of any new Director was approved by a vote of a majority of the Incumbent Board, such new Director shall be deemed a member of the Incumbent Board; or

             (iii) Approval by shareholders of Comptek of (a) a merger or consolidation involving Comptek if the shareholders of Comptek, immediately before such merger or consolidation, do not as a result of such merger or consolidation, own, directly or indirectly more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger of consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Comptek outstanding immediately before such merger or consolidation, or
        (B) a complete liquidation or dissolution of Comptek or an agreement for the sale or other disposition of all or substantially all of the assets of Comptek.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (i), solely because thirty-three percent (33%) or more of the combined voting power of Comptek's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by Comptek or any of its Subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of Comptek in the same proportion as their ownership of stock in Comptek immediately prior to such acquisition.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the committee specified in Article 3.

          (f) "Director" means a member of the Board.

          (g) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3) as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          (h) "Eligible Director" means a member of the Board who is not an employee of Comptek or any of its Subsidiaries.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j) "Fair Market Value" of a Share of common stock shall be (i) the closing sale price of a Share of common stock as reported on the principal securities exchange on which Shares of common stock are then listed or admitted to trading on the day as of which such determination of Fair Market Value is to be made, or if no trading shall have occurred on such day, then on the latest preceding day on which trading shall have occurred or (ii) if not so traded, the average of the closing bid and ask prices as reported on the National Association of Securities Dealers Automated Quotation System or if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board, on the day as of which such determination of Fair Market Value is to be made, or if no sales shall have occurred on such day, then on the latest preceding day on which sales shall have occurred. In the event that the price of a share of common stock shall not be reported in any manner described in the preceding sentence, the Fair Market Value of a Share of common stock shall be determined by the Board in its absolute discretion.

          (k) "Option" means an Option to purchase Shares granted pursuant to
     Article 5 hereof.

          (l) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to Participants.

          (m) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          (n) "Participant" means an Eligible Director who has been granted an Option under the Plan.

          (o) "Shares" means shares of common stock of Comptek Research, Inc., par value of $0.02 per share.

          (p) "Subsidiary" means any corporation in which Comptek owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which Comptek owns at least fifty percent (50%) of the combined equity thereof.

                          ARTICLE 3 -- ADMINISTRATION

     3.1 THE COMMITTEE. The Board shall appoint a committee to be known as the Directors' Stock Option Plan Committee (the "Committee"), which shall consist of at least three Directors to administer the Plan as contemplated by Rule 16b-3 pursuant to the Exchange Act, or any successor or replacement rule. Committee members shall receive no additional compensation for such service. Eligible Directors who are eligible for options under the Plan may vote on matters affecting the administration of the Plan and may serve as members of the Committee.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of Comptek, and subject to the provisions herein, to administer the Plan, and to construe and interpret the Plan and any agreement or instrument entered into under the Plan. The Committee, however, shall have no discretion with respect to the eligibility or selection of directors to receive Options under [the Plan]
Section 5.1(a) hereof, the number of shares of stock subject to any such Options, [of the Plan, or] the purchase price or vesting period thereunder,[the vesting period,] or the timing of Option grants under Section 5.1(a) hereof. [The Committee shall not have the authority to take any action which would result in the loss of eligibility of grants under the Plan for the "formula based" exemption under Rule 16b-3(c)(ii)(A) of the Exchange Act.] The Board shall have exclusive authority to grant Options under Section 5.1(b) hereof, and to determine the Option Price, duration and vesting of such Options, subject to the terms and provisions of the Plan. The determination of the Committee in the administration of the Plan, or the Board with respect to Options granted under
Section 5.1(b), as described herein, shall be final and conclusive and binding upon all persons including, without limitation, Comptek, its shareholders and persons granted options under the Plan. The Secretary of Comptek shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

     3.3 NO GUARANTEED TERM OF OFFICE. Nothing in this Plan or any modification hereof, and no grant of an Option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Eligible Director any particular term of office or limiting the right of Comptek, the Board, or the shareholders to terminate the term of office of any Eligible Director under the circumstances set forth in the Comptek's Certificate of Incorporation or By-Laws, or as otherwise provided by law.

                    ARTICLE 4 -- SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.2 herein, the total number of Shares available for grant under the Plan shall be [100,000] 300,000 Shares. The Shares may be authorized but unissued Shares, reacquired Shares or a combination thereof.

     4.2 ADJUSTMENTS IN AVAILABLE SHARES AND OPTIONS. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the capital structure of Comptek affecting the Shares, such adjustment shall be made in the number of Shares which may be granted under the Plan, and in the number of and/or price of Shares subject to outstanding Options under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights under the Plan or any Option; provided that the number of Shares subject to any Option shall always be a whole number.

                           ARTICLE 5 -- STOCK OPTIONS

     5.1 GRANT OF OPTIONS.

          (a) Subject to the terms and provisions of the Plan, an Option to purchase 10,000 Shares will automatically be granted on December 10, 1993, to each then-Eligible Director. Each director who becomes an Eligible Director after December 10, 1993, and before April 16, 1999,will automatically be granted options on 10,000 Shares at the time he becomes a non-employee member of the Board of Directors. Each director who becomes an Eligible Director on or after April 16, 1999, will automatically be granted options on 1,000 Shares at the time he becomes a non-employee member of the Board of

     Directors. Each Eligible Director shall automatically receive an additional Option to purchase 1,000 Shares, effective at the close of business five
     (5) business days after the 1994 Annual Meeting of Shareholders and each Annual Meeting thereafter, provided the individual in all respects continues to be an Eligible Director. Further, each Eligible Director or director who becomes an Eligible Director, shall automatically receive an option to purchase 5,000 Shares as of the beginning of the calendar quarter immediately following such director first acquiring ownership of at least 5,000 Shares. Provided, however, (i) any Eligible Director who already owns at least 5,000 Shares as of July 25, 1997, shall automatically receive such 5,000 Share option-grant as of October 1, 1997, and (ii) each director who becomes an Eligible Director after July 25, 1997, and then owns at least 5,000 Shares shall automatically receive such 5,000 Share option-grant as of the beginning of the calendar quarter immediately following such director becoming an Eligible Director. [As provided in Section 4.1 herein, at no time shall more than 100,000 Shares be available for grant under the Plan.]

          (b) The Board shall have the authority in its discretion to grant to any Eligible Director one or more Options to purchase such number of Shares as may be determined by the Board, subject to the terms and provisions of the Plan. Under this Section 5.1(b), (i) Options need not be granted to each Eligible Director, (ii) the number of Shares subject to any Option need not be the same as the number of Shares subject to any other Option, and (iii) Options may be granted at different times to the same Eligible Director.

          (c) As provided in Section 4.1 herein, at no time shall more than 300,000 Shares be available for grant under the Plan.

     5.2 OPTION CERTIFICATE. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

     5.3 OPTION PRICE. The Option Price for each Share subject to [the] an Option granted under Section 5.1(a) hereof shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date [the] such Option is granted. The Option Price for each Share subject to an Option granted under
Section 5.1(b) hereof shall be determined by the Board at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Option is granted.

     5.4 DURATION OF OPTIONS. Each Option granted under Section 5.1(a) hereofshall expire on the tenth (10th) anniversary date of its grant. Each Option granted under Section 5.1(b) hereof shall expire on such date as is determined by the Board at the time of grant, but not later than the tenth
(10th) anniversary date of its grant.

     5.5 EXERCISE OF OPTIONS. Subject to Sections 5.7 and 5.10 hereof, and all other restrictions and conditions set forth in this Plan, (i) Options granted under [the Plan] Section 5.1(a) hereof shall be exercisable [one (1) year after] in full as of the date of grant and (ii) Options granted under Section 5.1(b) hereof shall be exercisable as determined by the Board at the time of grant.

     5.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of Comptek, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to Comptek in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price.

     As soon as practicable after receipt of a written notification of exercise and full payment, Comptek shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     5.7 TERMINATION OF MEMBERSHIP ON COMPTEK'S BOARD OF DIRECTORS.

          (a) Termination by Death. If the service on the Board by a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall remain exercisable at any time prior to the expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (b) Termination by Disability. If the service on the Board by a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such termination, whichever period of shorter.

          (c) Termination of Director's Service for Other Reasons. If the service on the Board by a Participant shall terminate for any reason other than the reasons set forth in subsections (a) and (b) of this Section 5.7, all outstanding Options granted to that Participant shall remain exercisable for a period ending on the expiration date of the Option or for six (6) months after such termination, whichever period is shorter.

     5.8 FORFEITURE OF OPTIONS. Unless an Option is otherwise exercisable pursuant to Section 5.7 hereof, no Option may be exercised unless the Participant is a member of the Board at the time of exercise and shall have been continuously in office since the grant of the Option.

     5.9 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution, or pursuant to the requirements of a Qualified Domestic Relations Order. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

     5.10 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation, any and all Options granted hereunder shall become immediately exercisable.

                      ARTICLE 6 -- BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Comptek, and will be effective only when filed by the Participant in writing with the Secretary of Comptek during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.

             ARTICLE 7 -- AMENDMENT, MODIFICATION, AND TERMINATION

     AMENDMENT, MODIFICATION, AND TERMINATION. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation; and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, Plan provisions relating to the amount, price and timing of Options granted under Section 5.1(a) hereof shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such Participant's written consent.

                            ARTICLE 8 -- WITHHOLDING

     8.1 TAX WITHHOLDING. Comptek shall have the power and the right as set forth in this Article 9 to deduct or withhold, or require a Participant to remit to Comptek, an amount sufficient to satisfy any and all

Federal, state, and local, taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

     8.2 SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Options, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the Board, in its discretion, to satisfy the withholding requirement, in whole or in part, by having Comptek withhold a number of Shares, the Fair Market Value of which, in itself or when added to a cash payment made by the Participant to Comptek, equals the amount of tax required to be withheld. Any such election shall be made in conformity with Rule 16b-3e promulgated under the Exchange Act, including all requirements as to the timing of the election and the exercise thereof.

                            ARTICLE 9 -- SUCCESSORS

     All obligations of Comptek under the Plan, with respect to Options granted hereunder, shall be binding on any successor to Comptek, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of Comptek.

                        ARTICLE 10 -- LEGAL CONSTRUCTION

     10.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     10.2 REQUIREMENTS OF LAW. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.3 SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act.

     10.4 GOVERNING LAW. To the extent not preempted by Federal law (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

     10.5 SEVERABILITY. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, AUGUST 13, 1999


The undersigned hereby appoints CHRISTOPHER A. HEAD and LAURA L. BENEDETTI as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Comptek Research, Inc., held of record by the undersigned on June 16, 1999, at the Annual Meeting of Shareholders to be held on August 13, 1999, or any adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

THE PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTORS AND FOR ALL OTHER ITEMS LISTED ON THE REVERSE SIDE UNLESS A CONTRARY INSTRUCTION IS GIVEN.


PLEASE FILL IN, DATE, AND SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING
ENVELOPE.


                                                                                                      I plan to attend
                                                                                                         the meeting.
                                                                                                             [ ]
-----------------------------------------------------------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL ELECTION OF THE NOMINEES IN ITEM 1, AND FOR ITEMS 2, 3, 4, AND 5.
-----------------------------------------------------------------------------------------------------------------------------------
 ITEM 1--ELECTION OF FOUR CLASS I DIRECTORS for a two-year term expiring at the     ITEM 5--RATIFICATION OF SELECTION OF KPMG
 2001 Annual Meeting:  WAYNE E. MEYER, JAMES D. MORGAN, JOHN J. SCIUTO,             LLP, independent accountants, as auditors for
 AND HENRY P. SEMMELHACK.                                                           the Company for the Fiscal Year ending
 FOR all nominees listed    WITHHOLD AUTHORITY       To withhold authority to vote  March 31, 2000.
 above (except as marked    to vote for all          for any individual nominee,                FOR          AGAINST        ABSTAIN
 to the contrary at right). nominees listed above.   write that name in the space
                                                     provided below.                            [ ]            [ ]             [ ]
                                                     _____________________________
          [ ]                    [ ]                 _____________________________

 ------------------------------------------------------------------------------------------------------- --------------------------
 ITEM 2-- AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE
 THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 10                       COMMENTS/ADDRESS CHANGE                   [ ]
 MILLION SHARES TO 20 MILLION SHARES                                                Please mark this box if you have
                                                                                    an address change and mark change
          FOR                    AGAINST                  ABSTAIN                   on mailing label.

          [ ]                      [ ]                      [ ]                     RECEIPT IS HEREBY ACKNOWLEDGED OF THE COMPTEK
                                                                                    RESEARCH, INC. NOTICE OF MEETING
                                                                                    AND PROXY STATEMENT.
 ----------------------------------------------------------------------------------------------------------------------------------
 ITEM 3-- ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

          FOR                    AGAINST                  ABSTAIN                   Signature(s)___________________________________

          [ ]                      [ ]                      [ ]                                 ___________________________________

                                                                                    Date:       ___________________________________
 ----------------------------------------------------------------------------------------------------------------------------------
 ITEM 4--AMENDMENT OF THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE
 DIRECTORS

          FOR                    AGAINST                  ABSTAIN

          [ ]                      [ ]                      [ ]
 ------------------------------------------------------------------------------
               PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING
                       EQUIPMENT WILL RECORD YOUR VOTES@
                                                                                    NOTE: Please sign as name appears hereon. Joint
                                                                                          owners should each sign. When signing as
                                                                                          attorney, executor, administrator,
                                                                                          trustee or guardian, please give full
------------------------------------------------------------------------------            title as such.
